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                                                                   EXHIBIT 4.13


                NEW JERSEY HIGHER EDUCATION ASSISTANCE AUTHORITY
                            GUARANTY LOAN AGREEMENT
                               (SECONDARY MARKET)


        This AGREEMENT is made this 21 day of March, 1997, by and between NEW JERSEY HIGHER EDUCATION ASSISTANCE AUTHORITY, a body corporate and politic with corporate succession, created by N.J.S.A. 18A:72-1 et seq., as amended, whose office is located at 4 QUAKERBRIDGE PLAZA, CN 540, TRENTON, NEW JERSEY 08625 ("Authority") and The First National Bank of Chicago as Trustee for the PNC Student Loan Trusts with its principal office at One National Plaza, Suite 0126, Chicago, Illinois 60670 ("Lender").

        WHEREAS, Lender wishes to be able to secure guarantee of loans held by Lender that have been made to or on behalf of students pursuing programs of postsecondary education at eligible institutions pursuant to Title IV of the Higher Education Act of 1965, as amended (the "Act"), regulations thereunder, and applicable state law; and

        WHEREAS, the Authority, which exists for the purpose of providing assistance to students pursuing programs of postsecondary education at eligible institutions as defined by the Act, regulations thereunder, and N.J.S.A. 18A:
72-1 et seq., is authorized to guarantee loans; and

        WHEREAS, the Authority desires that Lender shall hold loans that have been made to or on behalf of students, at Lender's option in each instance, the Authority to guarantee the payment thereof upon the terms, conditions and agreements herein contained;

        NOW, THEREFORE, it is mutually agreed that:

1. Within such limits as may be set by the Act, regulations thereunder, New Jersey statutes, regulations thereunder, and this AGREEMENT, the Authority
    (i) shall guarantee loans with a first disbursement prior to October 1, 1993 no less than 100 percent of full amount of such loans, including principal and interest, held by the lender, and (ii) shall guarantee loans with a first disbursement on or after October 1, 1993 no less than 98 percent of the full amount of all loans, including principal and interest, made by the Lender, except that all loans continue to be 100 percent guaranteed in the event of death, disability or bankruptcy, situations covered by Section 428(j) or Section 439(q) of the Act or other non-default claim (e.g., closed school or false certification) regardless of disbursement date.

2. Whenever any guaranteed loan shall be in default (as defined by the Act, regulations thereunder, New Jersey statutes, and regulations thereunder), or upon the death or total and permanent disability of a borrower, or upon bankruptcy, situations covered by Section 428(j) or Section 439(q) of the Act or other non-default claim, the Authority shall purchase the loan, provided that the loan was made in accordance with the Act, regulations thereunder, New Jersey statutes, regulations thereunder; Lender has exercised due diligence in the making, servicing, and collection of such loan; Lender has subrogated title to the loan note to the Authority; and Lender has otherwise performed its obligations under this AGREEMENT.

3. The Authority shall guarantee loans without regard to sex, age, race, color, religion, handicapped status, income, national origin or any other basis prohibited by applicable law and Lender shall not discriminate in the making of loans to eligible borrowers, as defined by the Act and New Jersey statutes, or in the treatment of such borrowers on any prohibited basis.

4. Lender shall provide notification to the Authority when it acquires a loan for which the Authority has issued a notice of loan guarantee. Regarding a guaranteed loan already held by Lender, in order for a loan account to remain subject to the Authority guarantee obligation, the loan may be transferred only to another approved lender or eligible holder of New Jersey guaranteed loans.
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PNC Bank, Education Loan Center                                         Page 2
Secondary Market Loan Agreement


5. Lender shall notify the Authority of any servicing or management of Lender's guaranteed loan portfolio performed by an agent(s) other than the holder of record.

6. Payment of a loan may be extended in whole or in part, and the provisions of the loan may be modified without notice to and without affecting the liability of the Authority, if such extension or modification complies with the requirements for loans under this AGREEMENT, the Act, regulations thereunder, New Jersey Statutes, and regulations thereunder.

7. In holding or servicing guaranteed loans for or on behalf of eligible borrowers, Lender shall assist them in securing such reductions in their obligations to pay interest on loans held by the Lender as they may be eligible to receive under the Act and regulations thereunder.

8. Lender shall maintain for all loans guaranteed a system of records and accounts, shall afford access thereto, and shall furnish such periodic and separate reports as may reasonably be required by the U.S. Department of Education and the Authority, under the Act, regulations thereunder, New Jersey statutes, and regulations thereunder. For loans paid in full or otherwise discharged, Lender shall also maintain records as required by the Act, regulations thereunder, New Jersey statutes, and regulations thereunder. For example, Lender shall retain the records required for each loan for not less than five years following the date the loan is repaid in full by the borrower.

9. The Authority shall maintain at all times reserve levels which comply with the Act, regulations thereunder N.J.S.A. 18A:71-1 et seq., and regulations thereunder.

10. Failure of Lender to comply with the terms of this AGREEMENT with respect to an individual loan or loans shall not invalidate the guarantee of the Authority to Lender with respect to other loans held in compliance with the terms of this AGREEMENT.

11. Lender agrees to comply with all applicable Federal and State statutes, rules, and regulations, whether applicable presently or hereafter.

12. This AGREEMENT may be terminated by either party by giving thirty (30) days notice in writing to the other party by certified mail. All rights and obligations hereunder shall immediately cease upon termination, except the rights and obligations of the parties which existed prior to the date of such termination.

13. The Authority and Lender each represents to the other that it has the full and unencumbered right to enter into this AGREEMENT and to fully perform its obligations hereunder.

14. This AGREEMENT sets forth the entire agreement of the parties with respect to any and all loans which may be made hereunder.
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PNC Bank Education Loan Center                                      Page 3
Secondary Market Loan Agreement


15. If any provision of this AGREEMENT is invalid under the Act, regulations thereunder, New Jersey statutes, or regulations thereunder, and the invalidity shall not affect other provisions of this AGREEMENT which can be given effect without the invalid provisions, then to this end, the provisions of this AGREEMENT are severable.

16.  This AGREEMENT is to be interpreted under the laws of the State of New
     Jersey.

     IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed by their duly authorized representatives, and their respective seals to be affixed, as of the dates indicated below.


Date:     March 21, 1997                NEW JERSEY HIGHER EDUCATION
     ----------------------------          ASSISTANCE AUTHORITY

                                         By: /s/ Marguerite Beardsley
                                             ------------------------
                                                Marguerite Beardsley
                                         Title: Secretary/Treasurer


Date: _____________________________      The First National Bank of Chicago, as
                                         Trustee for the PNC Student Loan Trusts

                                         By: /s/ Jeffrey L. Kinney
                                             ------------------------
                                         Title: Assistant Vice President

                                         O.E. Code:       833364
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                                         EIN Code:        36-4142114
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